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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 17, 1999
                                                           ------------


                           PREMIER LASER SYSTEMS, INC.
              -----------------------------------------------------
              (Exact name of registrant a specified in its Charter)


         CALIFORNIA                     0-25242                  33-0472684
----------------------------    ------------------------    -------------------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
     of incorporation)                                      Identification No.)


                       3 MORGAN, IRVINE, CALIFORNIA       92618
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (949) 859-0656
                                                          --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 5.  OTHER EVENTS

         On May 17, 1999, Premier Laser Systems, Inc. (the "Company") entered into a Secured Convertible Debenture Purchase Agreement with certain investors pursuant to which it has issued $4,000,000 of secured convertible debentures (the "Debentures"). The Debentures carry a six percent interest rate and are convertible into shares of the Company's Class A Common Stock ("Common Stock") at a rate that will be determined at the time of conversion, provided however, that the price must be in the range of $1.50 to $3.135 per share, subject to certain antidilution provisions and other conditions. The Company has received $2,000,000 of the purchase price of the Debentures, less expenses, and the remaining $2,000,000 will be received upon the declaration of effectiveness by the Securities and Exchange Commission (the "SEC") of a Registration Statement on Form S-1 filed by the Company to register the resale of the underlying shares of common stock.

         In connection with this transaction, the Company issued to the investors and other persons warrants expiring 2004 to purchase an aggregate of 100,000 shares of Common Stock, at an exercise price of $3.135 per share

         Because the Debentures are convertible into Common Stock at a conversion price that is less than the prevailing market price of the Common Stock, the Company is required, under the Warrant Agreement governing its outstanding Class B Warrants (traded on the Nasdaq National Market, trading symbol "PLSIZ"), to adjust the exercise price of the Class B Warrants. As a result of this adjustment, the exercise price for the Class B Warrants has been reduced to $7.8904 per warrant. Since the conversion price of the Debentures may change over time, the exercise price of the Class B Warrants may be further adjusted (decreased or increased) in the future, in accordance with the terms of the Warrant Agreement. If the Debentures are repaid by the Company without having been converted into Common Stock, the adjustment to the Class B Warrant exercise price described above will be revoked.

         Pursuant to an agreement with American Stock Transfer & Trust Company, as Rights Agent, the sale of the Debentures, the Warrants and the Common Stock upon the conversion of the Debentures will not result in the exerciseability of the Company's outstanding Rights, issued under the Rights Agreement between the Company and the Rights Agent (which agreement is filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on April 2, 1998).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      EXHIBITS.
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                  10.1   Amendment to Rights Agreement dated May 14, 1999 (filed
                         herewith).


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 28, 1999                PREMIER LASER SYSTEMS, INC.



                                   By: /S/ Robert V. Mahoney
                                      ------------------------------------------
                                      Robert V. Mahoney, Chief Financial Officer



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